UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
  ______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2015
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Renewable Energy Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-35397	26-4785427
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
416 South Bell Avenue
Ames, Iowa 50010
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (515) 239-8000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Information.

On July 31, 2015, Renewable Energy Group, Inc. (“REG”) entered into an asset purchase agreement with Imperium Renewables, Inc. (“Imperium”) pursuant to which REG has agreed to acquire substantially all the assets of Imperium, including a 100-million gallon nameplate capacity biomass-based diesel refinery and deepwater port terminal at the Port of Grays Harbor, Washington.

Under the terms of the agreement, REG will pay Imperium $15 million in cash and issue 1.5 million shares of REG common stock in exchange for substantially all of Imperium’s assets. In addition to these payments, REG will pay either $1.75 million in cash or 175,000 shares of REG common stock at closing as elected by REG. For two years post-closing, Imperium may receive up to a $0.05/gallon payment for biomass-based diesel produced and sold. In addition at closing, Imperium will retain its net working capital value of approximately $25 million. REG will also assume $5.2 million of Imperium’s debt from Umpqua Bank, which has agreed to provide REG Grays Harbor, LLC with an additional loan capacity of up to $5 million to fund capital expenditures and improvements at the Grays Harbor facility. Closing is subject to satisfaction of customary closing conditions.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 3, 2015

RENEWABLE ENERGY GROUP, INC.

By:	/s/ Chad Stone
Chad Stone
Chief Financial Officer